Exhibit (g)(3)(x)

AMENDMENT NO. 9

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 9 dated as of January 1, 2008 (“Amendment No. 9”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios: The Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio, Crossings Moderate-Plus Allocation Portfolio and Crossings Aggressive Allocation Portfolio shall be included as new Portfolios in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Removed Portfolios: All references to the EQ/Small Company Growth Portfolio, EQ/Small Cap Value Portfolio, EQ/Capital Guardian U.S. Equity Portfolio, EQ/AllianceBernstein Growth and Income Portfolio, EQ/Janus Large Cap Growth Portfolio, and EQ/Wells Fargo Montgomery Small Cap Portfolio are deleted.

3.	Name Changes: The names of the EQ/Enterprise Moderate Allocation Portfolio and EQ/TCW Equity Portfolio are changed to the All Asset Allocation Portfolio and the EQ/T. Rowe Price Growth Stock Portfolio, respectively.

4.	Schedule C: Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:	/s/ Brian Walsh	By:	/s/ John Breitwig
	Brian Walsh	Name:	John Breitwig
	Chief Financial Officer and Treasurer	Title:	Vice President

SCHEDULE C

AMENDMENT NO. 9

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Allocation Portfolio (formerly, EQ/Enterprise Moderate Allocation Portfolio)
EQ/AllianceBernstein Common Stock Portfolio
EQ/AllianceBernstein Intermediate Government Securities Portfolio
EQ/AllianceBernstein International Portfolio
EQ/AllianceBernstein Large Cap Growth Portfolio
EQ/AllianceBernstein Quality Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/AllianceBernstein Value Portfolio
EQ/Ariel Appreciation II Portfolio
EQ/AXA Rosenberg Value Long/Short Equity Portfolio
EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity)
EQ/BlackRock International Value Portfolio (formerly, EQ/Mercury International Value)
EQ/Bond Index Portfolio
EQ/Boston Advisors Equity Income Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Growth Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Caywood-Scholl High Yield Bond Portfolio
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Evergreen International Bond Portfolio
EQ/Evergreen Omega Portfolio
EQ/FI Mid Cap Portfolio
EQ/Franklin Income Portfolio
EQ/Franklin Small Cap Value Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio
EQ/GAMCO Mergers and Acquisitions Portfolio
EQ/GAMCO Small Company Value Portfolio
EQ/Government Securities Portfolio
EQ/International ETF Portfolio
EQ/International Growth Portfolio
EQ/JPMorgan Core Bond Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Legg Mason Value Equity Portfolio
EQ/Long Term Bond Portfolio
EQ/Lord Abbett Growth and Income Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Lord Abbett Mid Cap Value Portfolio
EQ/Marsico Focus Portfolio
EQ/Money Market Portfolio
EQ/Montag & Caldwell Growth Portfolio
EQ/Mutual Shares Portfolio
EQ/Oppenheimer Global Portfolio
EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/PIMCO Real Return Portfolio
EQ/Short Duration Bond Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Growth Stock Portfolio (formerly, EQ/TCW Equity Portfolio)
EQ/Templeton Growth Portfolio
EQ/UBS Growth and Income Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Van Kampen Real Estate Portfolio
MarketPLUS International Core Portfolio (formerly, EQ/Capital Guardian International Portfolio)
MarketPLUS Large Cap Core Portfolio (formerly, EQ/MFS Investors Trust)
MarketPLUS Large Cap Growth Portfolio (formerly, EQ/MFS Emerging Growth Companies Portfolio)
MarketPLUS Mid Cap Value Portfolio (formerly, EQ/FI Mid Cap Value Portfolio)
Crossings Conservative Allocation Portfolio
Crossings Conservative-Plus Allocation Portfolio
Crossings Moderate Allocation Portfolio
Crossings Moderate-Plus Allocation Portfolio
Crossings Aggressive Allocation Portfolio